Exhibit 10.8

DOMESTIC LETTER OF CREDIT OPENING CONTRACT

Contract No.: 2011 Jiang Ping Song Guo Xin Kai Zi No. 1

Party A: Fujian Yada Group Co., Ltd
Registered Address: Shuinan Industrial Park, Songxi County
Legal Representative (Responsible Person): Zhan Youdai
Basic Opening Bank: Songxi Branch of China Construction Bank Corporation Ltd.
Number of Account Opened at Party B: 35001677607059558888
Telephone: 0599-2332688
Fax: 0599-2332598
Zip Code: 353500

Party B: Songxi Branch of China Construction Bank Corporation Ltd.
(individually, a “Party”, collective with Party A, the “Parties”)
Address: No. 121, Jiefang Street, Songyuan Town, Songxi Province
Responsible Person: Liu Liquan
Telephone: 0599-2324250670
Fax: 0599-2322644
Zip Code: 353500

Exhibit 10.8

In order to enhance the cooperation between Party A and Party B in the area of domestic Letter of Credit ( the “L/C”) business, upon Party A’ application, Party B agrees to open a L/C to Party A when certain conditions are met. Pursuant to relative laws, regulations and rules, the Parties enter into the Letter of Credit Opening Contract (this “Contract”) with mutual consent to confirm the rights and obligations of each Party, and each Parties shall comply to this Contract.

SECTION 1 AMOUNT OF L/C

According to Party A’ application, Party B opens a documentary L/C with the amount of RMB (in words) Ten Million yuan and float amount of RMB (in words) Zero yuan, which is irrevocable and non-transferable.

SECTION 2 RIGHTS AND OBLIGATIONS OF THE PARTIES

1. When Party A apply to open a L/C with Party B, Party A shall provide relevant trading documents and materials according to the requirements of Party B and promises that such documents are authentic.

2. Settlement under the L/C applied by Parties A shall be in RMB and shall be settled through Party B.

3. Party A agrees to deal with matters of the L/C according to Measures for Settlement by Domestic Letter of Credit issued by People’s Bank of China.

4. Party A guarantees to repay the debt owned to Party B. The debt under this section includes, but not limit to trade accounts payable, relevant handling charges, fees of electronic remittance and transfer, incidental expenses, the deferred interest, penalty and compensation paid by Party B for Party A, bank fees that the Beneficiary reject to afford and fees for realizing the debt by Party B (including but not limited to fees of litigation, arbitration, property preservation, traveling, execution, evaluation, auction and so on.).

5. If the L/C need to be amended, Party A shall provide Party B with Amendment Application of Letter of Credit and original written proof of the Beneficiary’s consent on such

Exhibit 10.8

amendment. Party A shall be responsible for the verity of the original written proof of the Beneficiary’s consent and guarantee to pay for all expenses arising from amendment of the L/C (including relevant bank fee that the Beneficiary reject to pay).

6. Party B will review documents required by the L/C to check whether those documents are in compliance with terms of the L/C after receiving of such documents from the Negotiation Bank or Consignment Collection Bank. If there is any discrepancy between/among those documents, those documents shall be deemed not conform to terms of the L/C. Party has final and independent right to decide and dispose whether the documents exist discrepancy and external payment/deferred payment.

7. Party B is entitled to pay from the margin account or other account opened by Party A at Party B, or any other account opened by Party A at China Construction Bank when conduct an external payment. If Party A does not pay off amount payable, Party B has the right to exercise its rights of guaranty and any other measures to realize its claim.

8. Party A shall provide Party B with a disposal opinion by written notice within the time limit specified in the L/C Documents Arrival Notice. Even though Party A does not send a notice to Party B in time, Party B has the right to decide to conduct an external payment/confirm deferred payment/refusal of payment by itself, and Party A shall bear all liabilities and results.

9. If Party A intends to request Party B to refuse payment/refuse confirmation of deferred payment because of the discrepancy between documents and the L/C, Party A should make a written request of refusal of payment and reasons thereof with Party B by listing all the discrepancies within the period as specified by the L/A Documents Arrival Notice. Meanwhile, Party A shall return all materials sent by Party B. However, Party B has the right to decide and dispose whether there is any discrepancy finally and independently.

10. Party A promises that, if the L/C it applied to open is Sight L/C and Party B deems that there is no discrepancy, Party A will pay off all the payment and relevant fees to Party B within one banking working day after receiving the L/C Documents Arrival Notice from Party B, except that Party B has done external payment and has realized its credits according to Section 2.7.

Exhibit 10.8

     Party A promises that, if the L/C it applied to open is a Deferred L/C and Party B deems that there is no discrepancy, Party A will deposit adequate amount at the account opened at Party B before the payment due date, and pay off all the payment and relevant fees to Party B at the payment due date.

11. Party A shall inform Party B promptly if there is any change of name, legal representative (person in charge), domicile, business scope, and registered capital of Party A.

12. If there is any circumstance impacting the realization of Party B’s claim, such as contracting, leasing, stock system reform, joint operation, combination, merger, division, joint venture, application of suspension, dissolution and bankruptcy, etc., Party A shall inform Party B by written notice ten days in advance and ask for Party B’s consent, and Party A shall put repayment and guarantee of liability under this Contract into practice according to Party B’s requirement.

13. If there is any circumstance impacting the realization of Party B’s credits, such as production suspension, close down, cancellation of registration, revocation of business license, engagement of illegal activities of legal representative or person in charge, involving in significant litigation, seriously hardship on production and management, degeneration of financial situation, etc., Party A shall inform Party B by written notice promptly and shall put repayment and guarantee of liability under this Contract into practice according to Party B’s requirement.

14. Party A shall not sign any contract with third party that will damage Party B’s interests under this Contract.

15. Party A shall be responsible for any damage of Party B caused by any dispute or fraud of any underlying contract which this L/C is based up on, and any third-party reason.

16. Party B would not be responsible for consequence of any delay or missing during the delivery of any telegrams, letters or documents, neither the delay, incomplete or any other mistakes during the delivery of telecommunications.

Exhibit 10.8

17. The L/C Opening Application and Amendment Application of L/C, as well as other documents, shall be in Chinese. Party B would not be responsible for any ambiguity caused by the part in English while such part should be in Chinese.

18. Party A will be responsible for any consequence resulted from illegibility or ambiguity of the L/C Opening Application, Amendment Application of L/C and other documents.

19. In the event that the guarantor breach the security contract or lose the ability to provide security, Party A shall immediately provide new security recognized by Party B.

20. Party B bears no responsibility for the form, integrity, accuracy, authenticity or legal effect of the documents. Party B bears no responsibility for the condition of the relevant cargos, the credibility and ability of the of the persons related to the transportation of the cargos in the documents.

21. Party B bears no responsibility for all consequences of a suspension of business caused by force majeure such as major flooding or earthquake.

SECTION 3 SECURITY

The securities provided for the debts under the Contract shall be in the form of the first and the second of the following:

1. Party A shall provide the deposit for issuing the L/C at a rate of 30% of the total amount of the L/C plus a floating amount (if applicable), which is RMB (in words) Three Million Yuan.

2. Guarantee.

3. Mortgage.

4. Pledge.

5. Other:    blank   .

SECTION 4 PREMISES OF PARTY B’S ISSUING L/C TO PARTY A

Exhibit 10.8

Except that Party B gives up in total or in part, Party B has the obligation to issue a L/C for Party A only when the following conditions are met:

(1) Party A has completed all the relevant approvals, registrations and other procedures required by laws under the Contract, according to the relevant laws and regulations.

(2) The security contract and other means of security according to the requirement of Party B have come into effect.

(3) Party A did not breach any provision under this Ccontract.

(4) Other conditions: blank .

SECTION 5 LIABILITIES FOR BREACHING CONTRACT

1. If Party A’s breach of contract causes Party B to advance certain fees, Party B not only has the right to request Party A to repay all the founds and fees under the L/C, but also can request Party A to pay an overdue interest on the unpaid amount since the date of the payment of the advanced fees. The overdue interest should be calculated on a daily basis, and the rate thereof is Five of Ten Thousand per day, which should be settled daily.

2. If Party A fails to fulfill all the payment under the Contract according to the agreement in the Contract, Party B has recourse to one or several of the following methods:

(1) Deduct directly from the account for deposit Party A set up at Party B’s, or from other accounts Party B set up in China Construction Bank, or other accounts due of Party A.

(2) Dispose the cargos and documents under the L/C.

(3) Dispose the collaterals or recover from the guarantor.

SECTION 6 THE REVISION, SUPPLEMENT AND CONSTRUAL OF THE CONTRACT

1. Any revision or supplement of this Contract shall be agreed upon by both Parties in a written form, and constitutes a part of this Contract.

Exhibit 10.8

2. This Contract shall be construed according to its purpose, the terms used, relevant provisions, trading usage and the principle of good-faith in order to carry out its authentic meaning.

SECTION 7 DISPUTE RESOLUTION

All disputes arising out of or related to this Contract can be resolved through negotiations, in the event that the parties failed to reach an agreement through a negotiation, the dispute shall be resolved by the First of the following methods:

(1) initiate a legal action in the People’s Court of the domicile of Party B.

(2) submit the dispute to blank arbitration committee (the place of arbitration is blank ) , and arbitrate according to the applicable rules of the arbitration committee at the time of the submission.

During litigation or arbitration, other sections of this Contract which are not under or related to the dispute shall still be performed.

SECTION 8 THE EXECUTION OF CONTRACT

This Contract shall come into effect upon meeting the following conditions:

(1) this Contract is signed and sealed by the legal representative (the person responsible) or authorized agent of Party A;

(2) signed and sealed by the person responsible for the authorized agent of Party B; or, if Party B authorizes one of its branch to sign the contract, the Contract shall be signed and sealed with the official stamp of the branch by the person responsible of the branch.

SECTION 9 MISCELLANEOUS

1. Party A states that it did not have any conduct which violates the laws, regulations and rules on environmental protection, energy saving and emission reduction, or pollution control as of the date of the Contract, and promised to strictly follow such laws, regulations and rules hereafter; if the above statement of Party A is false or is not performed, or Party A has the risk of energy consumption or pollution, Party B has the right to suspend the credit extension to Party A

Exhibit 10.8

(including but not limited to: refuse to grant loans, provide finance, issue L/G, L/C, or BA), or declare the principal and interest of its credits (including but not limited to: loans, finances, advance payments that already happened or could happen) due in advance, or other remedies in accordance with the provisions under this Contract or laws.

2. A procedural fees of three out of a thousand of the total of L/C amount plus floating amount will be charged for this domestic negotiate L/C.

SECTION 10 This contract is made in duplicate.

SECTION 11 STATEMENT

1. Party A understands the business scope and the scope of authorization of Party B.

2. Party A has read all the sections under this Contract. Party B has explained the sections of this documents according to the request of Party A. Party A fully understands all the meanings and consequences of the articles.

3. Party A is entitled to sign this Contract.

Party A (official seal):

Legal Representative (Person Responsible) or Authorized Agent (signature):

April 27, 2011

Party B (official seal):

Legal Representative (Person Responsible) or Authorized Agent (signature):

April 27, 2011